Exhibit (s)
POWER OF ATTORNEY FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

     Each of the undersigned trustees/managers/directors and officers of Highland Floating Rate Advantage Fund, Highland Floating Rate Fund, Highland Institutional Floating Rate Income Fund, Highland Floating Rate Limited Liability Company, Highland Corporate Opportunities Fund, Restoration Opportunities Fund, Highland Funds I, Highland Real Estate Fund, Prospect Street High Income Portfolio, Inc. and Prospect Street Income Shares, Inc. (the “Funds”) hereby appoints M. Jason Blackburn and Michael S. Minces, as officers of the Funds, his attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A, N-2 and N-14 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Funds, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. Each of the undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in one or more counterparts, all of which taken together shall be deemed one original.
     Each of the undersigned hereby executes this Power of Attorney as of this 31st day of July, 2006.

By:	/s/ R. Joseph Dougherty	By:	/s/ Bryan A. Ward

	R. Joseph Dougherty		Bryan A. Ward
	Trustee/Manager/Director		Trustee/Manager/Director

By:	/s/ Timothy K. Hui	By:	/s/ James D. Dondero

	Timothy K. Hui		James D. Dondero
	Trustee/Manager/Director		President

By:	/s/ Scott F. Kavanaugh

Scott F. Kavanaugh
Trustee/Manager/Director

By:	/s/ James F. Leary

James F. Leary
Trustee/Manager/Director